Exhibit 99.2

LONG BAO LIFE TECHNOLOGY CO., LTD.

Financial Statements

For the Years Ended December 31, 2015 and 2014

1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Long Bao Life Technology Co., Ltd.
Taichung, Taiwan

We have audited the accompanying balance sheets of Long Bao Life Technology Co., Ltd. as of December 31, 2015 and 2014 and the related statements of operations and comprehensive loss, changes in stockholders’ equity, and cash flows for each of the years then ended. Long Bao Life Technology Co., Ltd.’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Long Bao Life Technology Co., Ltd. as of December 31, 2015 and 2014 and the results of its operations and its cash flows for each of the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ GBH CPAs, PC

GBH CPAs, PC
www.gbhcpas.com

Houston, Texas

December 30, 2016

2

Long Bao Life Technology Co., Ltd.

Balance Sheets

As of December 31, 2015 and 2014

	2015	2014
ASSETS

Current Assets:
Cash and cash equivalents	$189,194	$580,194
Accounts receivable	37,138	184,333
Other receivables – related parties	51,796	58,161
Inventory	487,477	522,704
Deferred tax assets	9,323	6,021
Prepaid expenses and other current assets	25,099	55,576
Total current assets	800,027	1,406,989

Property and equipment, net of accumulated depreciation	2,019,444	61,200
Trust investments, restricted	4,903,535	3,500,790
Deferred commission costs	977,395	724,995
Deferred tax assets – noncurrent	232,519	163,501
Patent, net of accumulated amortization	11,379	12,896
Deposits	30	7,498
TOTAL ASSETS	$8,944,329	$5,877,869

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Accounts payable and accrued expenses	$344,302	$205,006
Accounts payable and accrued expenses – related party	5,606	9,930
Deferred product revenues	25,661	97,069
Other payable – land purchase	1,173,580	-
Other payable – related party	45,629	-
Income taxes payable	60,860	53,160
Other payables	66,989	86,024
Total current liabilities	1,722,627	451,189
Deferred preneed contract revenues	6,694,936	4,630,299
TOTAL LIABILITIES	8,417,563	5,081,488

Commitments and contingencies

Stockholders' Equity:
Common stock, approximately $0.30 (NT $10) par value, 3,000,000 shares authorized, issued and outstanding	928,836	928,836
Legal capital reserve	24,083	23,552
Accumulated other comprehensive income	4,781	23,480
Accumulated deficit	(430,934)	(179,487)
TOTAL STOCKHOLDERS' EQUITY	526,766	796,381
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$8,944,329	$5,877,869

The accompanying notes are an integral part of these financial statements.

3

Long Bao Life Technology Co., Ltd.

Statements of Operations and Comprehensive Loss

For the Years Ended December 31, 2015 and 2014

	2015	2014

Revenues	$1,917,356	$1,366,128
Cost of revenues	(1,637,297)	(1,285,611)
Gross profit	280,059	80,517

Operating expenses:
General and administrative	415,399	223,046
Depreciation and amortization expense	29,405	25,634
Total operating expenses	444,804	248,680

Loss from operations	(164,745)	(168,163)

Other income (expense):
Realized and unrealized investment losses, net	(221,016)	(85,289)
Other income	123,104	96,955
Total other income (expense)	(97,912)	11,666

Loss before income taxes benefit	(262,657)	(156,497)

Income taxes benefit	16,522	10,213
Net loss	(246,135)	(146,284)

Other comprehensive loss:
Foreign currency translation loss	(18,699)	(47,409)

Comprehensive loss	$(264,834)	$(193,693)

Weighted average common shares outstanding:
Basic and diluted	3,000,000	3,000,000

Loss per share:
Basic and diluted	$(0.08)	$(0.05)

The accompanying notes are an integral part of these financial statements.

4

Long Bao Life Technology Co., Ltd.

Statement of Changes in Stockholders’ Equity

For the Years Ended December 31, 2015 and 2014

			Legal	Accumulated Other	Retained Earnings	Total
	Common Stock		Capital	Comprehensive	(Accumulated	Stockholders'
	Shares	Amount	Reserve	Income	Deficit)	Equity
Balance, December 31, 2013	3,000,000	$928,836	$19,318	$70,889	$9,137	$1,028,180

Cash dividends	-	-	-	-	(38,106)	(38,106)
Transfer to legal capital reserve	-	-	4,234	-	(4,234)	-
Foreign currency translation loss	-	-	-	(47,409)	-	(47,409)
Net loss	-	-	-	-	(146,284)	(146,284)

Balance, December 31, 2014	3,000,000	928,836	23,552	23,480	(179,487)	796,381

Cash dividends	-	-	-	-	(4,781)	(4,781)
Transfer to legal capital reserve	-	-	531	-	(531)	-
Foreign currency translation loss	-	-	-	(18,699)		(18,699)
Net loss	-	-	-	-	(246,135)	(246,135)

Balance, December 31, 2015	3,000,000	$928,836	$24,083	$4,781	$(430,934)	$526,766

The accompanying notes are an integral part of these financial statements.

5

Long Bao Life Technology Co., Ltd.

Statements of Cash Flows

For the Years Ended December 31, 2015 and 2014

	2015	2014

OPERATING ACTIVITIES:
Net loss	$(246,135)	$(146,284)
Adjustments to reconcile net loss to net cash provided by operating activities:
Bad debt expense	-	3,752
Depreciation and amortization expense	29,405	25,636
Deferred income taxes	(81,105)	(87,497)
Change in operating assets and liabilities:
Accounts receivable	145,929	(182,527)
Inventory	17,616	(24,659)
Prepaid expenses and other current assets	29,584	204,529
Deferred commission costs	(287,880)	(423,217)
Accounts payable and accrued expenses	151,820	112,903
Accounts payable and accrued expenses – related party	(4,124)	10,401
Deferred product revenues	(70,518)	92,901
Other payables	18,974	52,805
Deferred preneed contract revenues	2,307,840	2,130,869
Trust investments, restricted	(1,580,815)	(1,520,907)
Income tax payable	9,905	53,898
Net cash provided by operating activities	440,496	302,603

INVESTING ACTIVITIES:
Purchases of property and equipment	(843,964)	(21,678)
Other receivables – related parties	4,496	405,319
Deposits received	7,470	3,300
Other payable – related party	47,303
Net cash provided by (used in) investing activities	(784,695)	386,941

FINANCING ACTIVITIES:
Payments on notes payable	-	(32,999)
Payment on notes payable – related parties	-	(69,297)
Payment of dividends	(42,887)	-
Net cash used in financing activities	(42,887)	(102,296)

Effect of exchange rate changes on cash and cash equivalents	(3,914)	(27,793)

NET INCREASE IN CASH AND CASH EQUIVALENTS	(391,000)	559,455

CASH AND CASH EQUIVALENTS, BEGINNING BALANCE	580,194	20,739

CASH AND CASH EQUIVALENTS, ENDING BALANCE	$189,194	$580,194

CASH PAID FOR:
Interest	$-	$-
Income taxes	$42,086	$18,436
Non-cash investing and financing activities:
Dividend payable	$-	$38,106
Other payable – land purchase	$1,173,580	$-
Transfer to legal capital reserve	$531	$4,234

The accompanying notes are an integral part of these financial statements.

6

Long Bao Life Technology Co., Ltd.

Notes to Financial Statements

For the Years Ended December 31, 2015 and 2014

Note 1 - Organization and Basis of Presentation

Organization and Line of Business

Long Bao Life Technology Co., Ltd. (“Long Bao” or the “Company”) was incorporated on November 6, 2007 in Taiwan. The Company provides pre-need and at need funeral services and sells funeral related products, such as urns, in Taiwan.

The Company utilizes various systems, including multi-level marketing ("MLM") system, to sell the preneed contracts and other products. Under the MLM system, the salespeople are compensated not only for sales they generate, but also for the sales of the other salespeople that they recruit. This recruited sales force is referred to as the participant's "downline", and can provide multiple levels of compensation. MLM is one type of direct selling. The salespeople are expected to sell products directly to consumers by means of relationship referrals and word of mouth marketing. MLM salespeople not only sell the company's products but also encourage others to join the Company as a distributor. The Company also sales its preneed contracts and other products through agents where the Company pays a fixed amount of commission.

Basis of Presentation

The accompanying financial statements were prepared in conformity with accounting principles generally accepted in the United States of America (“US GAAP”). The Company’s functional currency is the Taiwanese Dollar (“Taiwan $”); however, the accompanying financial statements were translated and presented in United States Dollars (“$” or “USD”).

Foreign Currency Translation

The accounts of the Company are maintained in the Taiwan $. The accounts of the Company are translated into USD, with the Taiwan $ as the functional currency. All assets and liabilities are translated at the exchange rate on the balance sheet date, stockholders’ equity is translated at historical rates and statement of operations items are translated at the weighted average exchange rate for the period. The resulting translation adjustments are reported under other comprehensive income. Gains and losses resulting from the translations of foreign currency transactions and balances are reflected in the statement of operations and comprehensive income. The following table details the exchange rates used for the respective periods:

	December 31,	December 31,
	2015	2014
Period end: Taiwan $ to USD exchange rate	$32.891	$31.743
Average period: Taiwan $ to USD exchange rate	$31.727	$30.304

Note 2 – Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Cash Equivalents

For the purpose of the statement of cash flows, cash equivalents include time deposits, certificate of deposits, and all highly liquid debt instruments with original maturities of three months or less.

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Long Bao Life Technology Co., Ltd.

Notes to Financial Statements

For the Years Ended December 31, 2015 and 2014

Accounts Receivable

Accounts receivable are recorded, net of allowance for doubtful accounts and sales returns. Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentration, customer credit worthiness, current economic trends and changes in customer payment patterns to determine if the allowance for doubtful accounts is adequate. An estimate for doubtful accounts is made when collection of the full amount is no longer probable. Delinquent account balances are written-off after management has determined that the likelihood of collection is not probable and known bad debts are written off against the allowance for doubtful accounts when identified. As of December 31, 2015 and 2014, there were no allowance for uncollectible accounts receivable.

The Company provides merchandise return policy where customers who return the merchandise or cancel the contracts can receive full refund or partial refund of the amount paid within 180 days from date of purchase and contracts. Allowance for sales return is established based on management’s estimates of expected returns and historical experiences.

Inventory

Inventory is valued at the lower of the inventory’s cost or the current market price of the inventory using weighted average cost method for finished goods and first-in, first-out method for raw materials. Management compares the cost of inventory  using weighted average cost method for finished goods and first-in, first-out method for raw materials with its market value and an allowance is made to write down inventory to market value, if lower. As of December 31, 2015 and 2014, there was no allowance for slow moving or obsolete inventory.

Property and Equipment, net

Property and equipment are stated at cost. Expenditures for maintenance and repairs are expensed as incurred; additions, renewals and improvements are capitalized. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations. Depreciation of property and equipment is provided using the straight-line method for substantially all assets with estimated lives as follows:

Description	Years
Land	N/A
Office equipment	3-5 years
Lease improvements	3-5 years

Patent

The Company capitalizes the acquisition cost of its patent and amortizes the capitalized patent costs over 14 years.

Long-Lived Assets

Impairment losses are recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair values are reduced to recognize the cost of disposal. Based on its review, the Company believes that as of December 31, 2015 and 2014, respectively, there was no significant impairment of its long-lived assets.

Trust Investments

Pursuant to Taiwanese law, 75% of the proceeds from preneed sales of merchandise and services are put into trust until such time that the Company meets the requirements for releasing trust amount, which is generally when the service and merchandise are delivered, when the preneed contract is canceled and when the balance of the trust fund exceeds 75% of the proceeds from sales of preneed contracts. The legal beneficiary of the trust is the Company. The investments of such trust funds are classified as trading securities and are reported at fair market value; therefore, the unrealized gains and losses are included in the statement of operations. Targets that the trust fund can invest in are regulated by the authorities. On an annual basis, the Company is obligated to fund any shortfall if the amounts deposited by the customer exceed the funds in trust, including all investment income.

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Long Bao Life Technology Co., Ltd.

Notes to Financial Statements

For the Years Ended December 31, 2015 and 2014

Fair Value of Financial Instruments

For certain of the Company’s financial instruments, including cash and equivalents, accounts receivable, accounts payable, and accrued expenses, the carrying amounts approximate their fair values due to their short maturities.

ASC Topic 820, Fair Value Measurements and Disclosures, requires disclosure of the fair value of financial instruments held by the Company. ASC Topic 825, Financial Instruments, defines fair value, and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures. The carrying amounts reported in the consolidated balance sheets for receivables and current liabilities each qualify as financial instruments and are a reasonable estimate of their fair values because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest. The three levels of valuation hierarchy are defined as follows:

•	Level 1 inputs to the valuation methodology are quoted prices for identical assets or liabilities in active markets.

•	Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets in inactive markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

•	Level 3 inputs to the valuation methodology use one or more unobservable inputs which are significant to the fair value measurement.

The Company analyzes all financial instruments with features of both liabilities and equity under ASC Topic 480, Distinguishing Liabilities from Equity, and ASC Topic 815, Derivatives and Hedging. As of December 31, 2015 and 2014, respectively, the Company did not identify any assets and liabilities required to be presented on the balance sheet at fair value.

Deferred Commission Costs

The Company defers certain direct costs related to the acquisition of new preneed contracts. Such costs are expensed as the revenues are recognized. As of December 31, 2015 and 2014, the Company had $977,395 and $724,955 in deferred commission costs, respectively.

Deferred Preneed Contract Revenues and Deferred Revenues – Current

The Company sells preneed contracts whereby the customer enters into arrangements for future merchandise and services prior to the time of need. As these contracts are entered into prior to the delivery of the related merchandise and services, amount collected in advance is recorded in deferred preneed contract revenues. If a preneed contract is terminated upon a customer’s request, a refund equal to total amount collected by the Company minus 20% of the contract price will be made when the termination is not made within 14 days from the contract initiation date. Full refund will be made when the termination is made within 14 days. We do not record accounts receivable in accordance with the contractual payment date given the nature of our merchandise and services, the nature of our contracts with customers, and the timing of the delivery of our services.

The Company also offered its merchandise on a stand-alone at need basis. Amount collected from customer before the merchandises is delivered is recorded in deferred revenues – current on the balance sheet.

Revenue Recognition

The Company recognizes revenue when the price is fixed or determinable, persuasive evidence of an arrangement exists, the services have been provided, and collectability is assured.

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Long Bao Life Technology Co., Ltd.

Notes to Financial Statements

For the Years Ended December 31, 2015 and 2014

The Company sells its merchandise and services on both a preneed and at need basis. At need sales are recognized as revenue when the service is performed or merchandise is delivered. Pre-need funeral services and funeral merchandise under contracts that provide for delivery of the services and merchandise at the time of need. Revenue associated with sales of preneed funeral contracts is deferred until funeral merchandise is delivered or the funeral services are performed, generally at the time of need. Pursuant to Taiwanese law, 75% of the proceeds from funeral merchandise or services sold on a preneed basis is required to be paid into trust funds.

Income Taxes

The Company uses the asset and liability method of accounting for income taxes, whereby deferred tax assets are recognized for deductible temporary differences, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion, or all of, the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

A tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. The Company has no uncertain tax position as of December 31, 2015.

Basic and Diluted Earnings Per Share

Basic earnings per share (“EPS”) is based on the weighted average number of common shares outstanding. Diluted EPS is based on the assumption that all dilutive securities are converted. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period. There were no potentially dilutive securities outstanding during the periods presented.

Foreign Currency Transactions and Comprehensive Income

US GAAP generally requires recognized revenue, expenses, gains and losses be included in net income. Certain statements, however, require entities to report specific changes in assets and liabilities, such as gain or loss on foreign currency translation, as a separate component of the equity section of the balance sheet. Such items, along with net income, are components of comprehensive income. The functional currency of the Company is the Taiwan $. Translation loss of $4,781 and $23,480 at December 31, 2015 and 2014, respectively, are classified as an item of other comprehensive income in the stockholders’ equity section of the balance sheet.

Statement of Cash Flows

Cash flows from the Company’s operations are calculated based upon the local currencies using the average translation rates. As a result, amounts related to assets and liabilities reported on the statements of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheets.

Subsequent Events

The Company has evaluated all transactions through the financial statement issuance date for subsequent event disclosure consideration.

10

Long Bao Life Technology Co., Ltd.

Notes to Financial Statements

For the Years Ended December 31, 2015 and 2014

Recent Accounting Pronouncements

In May 2014, the FASB issued Accounting Standards Update (“ASU”) 2014-09, Revenue from Contracts with Customers, which supersedes nearly all existing revenue recognition guidance under U.S. GAAP. The core principle of ASU 2014-09 is to recognize revenues when promised goods or services are transferred to customers in an amount that reflects the consideration to which an entity expects to be entitled for those goods or services. ASU 2014-09 defines a five step process to achieve this core principle and, in doing so, more judgment and estimates may be required within the revenue recognition process than are required under existing U.S. GAAP. This pronouncement is effective for annual reporting periods beginning after December 15, 2016, and is to be applied using one of two retrospective application methods, with early application not permitted. The Company is currently evaluating the impact of the pending adoption of ASU 2014-09 on its financial statements.

In November 2015, the FASB issued ASU No. 2015-17, Balance Sheet Classification of Deferred Taxes. The new guidance requires that all deferred tax assets and liabilities, along with any related valuation allowance, be classified as noncurrent on the balance sheet. This update is effective for annual periods beginning after December 15, 2016 and interim periods within those annual periods. The Company does not anticipate the adoption of this ASU will have a significant impact on its financial position, results of operations, or cash flows.

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842). The guidance in ASU No. 2016-02 supersedes the lease recognition requirements in ASC Topic 840, Leases (FAS 13). ASU 2016-02 requires an entity to recognize assets and liabilities arising from a lease for both financing and operating leases, along with additional qualitative and quantitative disclosures. ASU 2016-02 is effective for fiscal years beginning after December 15, 2018, with early adoption permitted. The Company is currently evaluating the effect this standard will have on its financial statements.

The Company does not believe that any other recently issued effective pronouncements, or pronouncements issued but not yet effective, if adopted, would have a material effect on the accompanying financial statements.

Note 3 – Inventory

Inventory consisted of the following at December 31, 2015 and 2014:

	2015	2014

Raw materials	$226,054	$213,619
Finished goods	261,423	309,085
Total inventory	$487,477	$522,704

Raw materials included the unprocessed urns.

Note 4 – Property and Equipment, net

Property and equipment consisted of the following at December 31, 2015 and 2014:

	2015	2014

Land	$1,905,850	$-
Lease improvements	48,269	49,424
Office equipment	130,296	52,621
Construction-in-progress	14,479	13,192
Total property and equipment	2,098,894	115,237
Less: accumulated depreciation	(79,450)	(54,037)
Property and equipment, net	$2,019,444	$61,200

On December 30, 2014, the Company entered into a land purchase agreement with a third party individual. Pursuant to the agreement, the Company agreed to purchase 1,296 square feet of land in Tauyuan, Taiwan for $1,972,063 (Taiwan $62,600,000). The title of the land has been transferred to the Company with the ownership certificate put in escrow until total proceeds are paid. Pursuant to the agreement, as amended, payment of $756,450 (Taiwan $24,000,000) was made prior to July 7, 2015. The remaining $1,173,580 (Taiwan $38,600,000) payable shall be made when the Company has secured financing. The land is provided as a collateral to a bank by the former owner and the bank still has the lien on the land. The Company is currently seeking for a loan from a commercial bank.

11

Long Bao Life Technology Co., Ltd.

Notes to Financial Statements

For the Years Ended December 31, 2015 and 2014

Depreciation expense for the years ended December 31, 2015 and 2014 was $28,300 and $24,476, respectively.

Note 5 – Trust Investments, Restricted

The Company’s trust is a variable interest entity. The Company has determined that it is the primary beneficiary of the trust, as the Company absorbs all of the losses and returns associated with the trust.

The cost and market values associated with preneed contract trust investments at December 31, 2015 are detailed below:

	Fair Value Hierarchy Level	Cost	Unrealized Gains (Losses)	Fair Market Value
Cash and money market accounts	1	$2,635,439	$-	$2,635,439
Mutual funds:
Debt securities	1	1,749,049	(95,245)	1,653,804
Equity securities	1	773,237	(158,945)	614,292
		$5,157,725	$(254,190)	$4,903,535

The cost and market values associated with preneed contract trust investments at December 31, 2014 are detailed below:

	Fair Value Hierarchy Level	Cost	Unrealized Gains (Losses)	Fair Market Value
Cash and money market accounts	1	$875,585	$-	$875,585
Mutual funds:
Debt securities	1	2,709,225	(84,020)	2,625,205
Total trust investments		$3,584,810	$(84,020)	$3,500,790

Where quoted prices are available in an active market, investments held by the trusts are classified as Level 1 investments pursuant to the three-level valuation hierarchy. Our Level 1 investments include cash and money market accounts and mutual funds. There are no Level 2 and Level 3 investments in the Company’s trust portfolio as of December 31, 2015 and 2014.

Note 6 – Related Party Transactions

Advances

As of December 31, 2015 and 2014, the Company had advanced $51,796 and $53,554, respectively, to a former member of the Board of Directors. The director left the Board in December 2014. The advances were collected in 2016.

At December 31, 2014, the Company had interest receivable of $4,607 from its president for advances to the president during the year. No principal was outstanding from the president as of December 31, 2014. Advance to the president accrued interest at 1.5% per annum. The interest receivable balance was collected during 2015.

12

Long Bao Life Technology Co., Ltd.

Notes to Financial Statements

For the Years Ended December 31, 2015 and 2014

Purchases

During the years ended December 31, 2015 and 2014, the Company purchased inventories of $89,465 and $33,430, respectively, from a company controlled by a family member of the Company’s president. Amount payable to the affiliated company for inventory purchases were $5,606 and $9,930, respectively, as of December 31, 2015 and 2014.

During the years ended December 31, 2015 and 2014, the Company purchased inventories of $4,539 and $79,189, respectively, from a company controlled by a former member of the Board of Directors. As of December 31, 2015 and 2014, there were no payable to the former related party.

Sales

During the years ended December 31, 2015 and 2014, the Company’s president purchased certain products from the Company for $15,393 and $17,799, respectively.

Other payable

As of December 31, 2015, the Company had a payable of $45,629 to its president for short-term borrowings. The payable accrued no interest and was paid in full in 2016.

Leases

During the years ended December 31, 2015 and 2014, the Company leased offices from the Company’s president. Total lease expense to the president for the years ended December 31, 2015 and 2014 were $755 and $792, respectively.

Commission cost

During the years ended December 31, 2015 and 2014, the Company incurred $79,227 and $142,304 commission costs to a company controlled by a family member of the Company’s president.

Note 7 – Income Taxes

The Company is subject to the income tax in Taiwan with an effective income tax rate of 17%. Income tax expense (benefit) for the years ended December 31, 2015 and 2014 consisted of the followings:

	2015	2014

Income tax provision - current	$64,583	$77,276
Income tax provision - deferred	(81,105)	(87,489)
Total income tax benefit	$(16,522)	$(10,213)

The following table reconciles the statutory tax rate to the Company’s effective tax rate for the years ended December 31, 2015 and 2014:

	2015	2014

Income tax benefit computed at statutory tax rate - Taiwan	$(44,652)	$(26,604)
Non-deductible expenses	7,299	461
Change in valuation allowance	18,682	14,960
Others	2,149	970
Total income tax benefit	$(16,522)	$(10,213)

13

Long Bao Life Technology Co., Ltd.

Notes to Financial Statements

For the Years Ended December 31, 2015 and 2014

Significant components of the deferred tax assets and liabilities were as follows:

	2015	2014

Deferred tax assets:
Deferred revenues	$199,436	$184,129
Deferred commission costs	21,676	(20,628)
Cost of goods sold adjustments	(2,185)	(4,143)
Unrealized foreign exchange loss	6,418	8,755
Unrealized losses from trust investments	43,212	14,283
Expenses capitalized for tax purpose	2,379	1,409
Allowance for sales return	2,712	-
Less: valuation allowance	(31,806)	(14,283)
Total deferred tax assets	241,842	169,522

Less: Deferred tax assets - current	(9,323)	(6,021)
Deferred tax assets - noncurrent	$232,519	$163,501

The Company’s tax returns are subject to annual compliance review by the taxing authorities in Taiwan. The taxing authorities have examined the Company’s income tax returns through 2014.

A valuation allowance has been established because more-likely-than-not uncertainties exist with respect to our future realization of certain trust investment value. The valuation allowance reflects our expectation that the losses from valuation allowance in certain trust investments will not recovered. In accordance with the Income Tax Act in Taiwan, gains (losses) derived from the sales of securities are not taxable (deductible). Therefore, gains (losses) from sales of securities is a permanent difference between taxable and book income when realized.

As of December 31, 2015 and 2014, the Company had income tax payable of $60,860 and $53,160, respectively.

Note 8 – Commitments and Contingencies

Pursuant to the preneed contracts with the customers, the Company agreed to pay interest starting from the date the full contract price is collected by the Company. The interest is calculated based on 80% of the contract price at a rate of 5% per annum for contracts entered in or prior to February 2009 and based on 100% of the contract price at a rate of 2.37% per annum for contracts entered after February 2009 but before February 2011. Starting from March 2011, interest is calculated based on 100% of the contract price at the one-year certified deposit rate of postal service announced by the Chunghwa Post Co., Ltd. in Taiwan (Currently 1.04% per annum). The interest is paid annually and included in cost of revenues in the statement of operations. Interest expense related to the preneed contracts were $73,910 and $54,269 for the years ended December 31, 2015 and 2014, respectively.

The Company leases several offices and vehicles from third parties. Future minimum lease payments for non-cancellable operating leases with an original term over 1 year are as follows:

For the year ending December 31,
2016	$36,849
2017	365
2018	243
Total	$37,457

Note 9 – Equity

The Company’s Articles of Incorporation provide that, when allocating the net profits for each fiscal year, the Company shall first offset its losses in previous years and then set aside the following items accordingly:

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Long Bao Life Technology Co., Ltd.

Notes to Financial Statements

For the Years Ended December 31, 2015 and 2014

1)	Profit sharing to employees at a range from 0.5% to 2% of the statutory profits;
2)	Legal capital reserve at 10% of the statutory profits until the accumulated legal reserve equals the Company’s paid-in capital;
3)	The remaining balances shall be allocated according to the resolution of the shareholders’ meeting.

Legal capital reserve may be used to offset a deficit, or be distributed as dividends in cash or stocks for the portion in excess of 25% of the paid-in capital if the Company incurs no loss.

The appropriations of 2014 and 2013 statutory earnings of $5,360 and $42,340 have been approved by the Company’s shareholders in its meetings held on September 30, 2015 and June 29, 2014, respectively. The appropriations were as follows:

	Appropriation of Earnings for Year
	2014	2013
Legal reserve	$531	$4,234
Cash dividends	4,781	38,106
Employee profit sharing	48	-
Total	$5,360	$42,340

As of December 31, 2014, the Company had $38,106 of dividend payable to its shareholders included in other payable in the Company’s balance sheet.

The appropriation of 2015 statutory earnings has been approved by the Company’s shareholders in its meeting held on June 28, 2016. The appropriations were as follows:

Legal reserve	$1,436
Cash dividends	-
Employee profit sharing	-
Total	$1,436

Note 10 – Concentration

The Company purchased 83% of materials from three vendors for the year ended December 31, 2015 and 94% of materials from four vendors for the year ended December 31, 2014. As of December 31, 2015 and 2014, the amounts due to these vendors included were $5,606 and $0, respectively. The Company believes there are numerous other suppliers that could be substituted should the supplier become unavailable or non-competitive.

Note 11 - Subsequent Events

On December 29, 2016, Longbau Group, Inc. (“Longbau”), the shareholders of the Company and Tsai Ko entered into a Share Exchange Agreement (the “Long Bao Life Agreement”). At the December 29, 2016 closing of the Long Bao Life Agreement, 250,000 shares of Longbau common stock, par value $0.00001 per share were issued to the Company shareholders in exchange for 100% of the Company's issued and outstanding ownership interests (“Long Bao Life Exchange Shares”). Upon completion of the foregoing transaction, the Company became a wholly-owned subsidiary of Longbau.

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